Exhibit 99.3
DIODES 3Q11 EARNINGS CALL
QUESTION AND ANSWER
Operator
(Operator Instructions)
Steven Smigie - Raymond James & Associates — Analyst
Great.Thanks a lot. First question is just related to overall revenue. It seems like between 2 quarters you were down 15%, I mean between Q3 and Q4, versus some comps were down more significantly. I’m going to attribute that to you guys being more aggressive about going out and chasing business, that’s maybe a little bit through price. I was wondering if that’s the case. And then what does that suggest about Q1, would Q1 potentially be an up sequential quarter? Thanks.
Keh-Shew Lu - Diodes, Inc. — President and CEO
Steve, we don’t really give the Q1 outlook at this moment. And the Q1 really very uncertain for us. Okay. You have — you hear from some people, they said, well it’s already bottom but some people talking about because the Chinese New Year this year is coming from — is coming at the end of or late part of January and, therefore, some of the manufacturing do have a strong build up for Chinese New Year in December, and so huh, you know, January, especially during the Chinese New Year, we don’t really know what will be happen.
Steven Smigie - Raymond James & Associates — Analyst
Okay. So—
Keh-Shew Lu - Diodes, Inc. — President and CEO
And then the other thing is Thailand flood, we don’t know what will be the effect. So it’s very unclear for 1Q right now.
Steven Smigie - Raymond James & Associates — Analyst
Okay. Thank you the for that color, appreciate that. In regard to the pay down of the convert does that mean that going forward there’s essentially no interest expense and no intangibles amortization?
Rick White - Diodes, Inc. — CFO
Yes, that’s exactly right.
Steven Smigie - Raymond James & Associates — Analyst
All right. Great. And last question was just with regard to overall CapEx, Dr. Lu, you guys were sort of the — one of the first to take stuff off when things got worse, one of the first to add stuff back as things got better last time. Sounds like you’re still a little bit cautious on CapEx, although I would say it does sound like you’re still going forward with the Chengdu investment, so you must be a little bit short-term nervous, but it seems like in the immediate term you still feel pretty good that there’s going to be a decent ramp to the business. So is that fair?
Keh-Shew Lu - Diodes, Inc. — President and CEO
Well, because Chengdu investment is a long term. It cannot be affected by the short-term market environment. If you know our strategy from, in the past, it’s a short lead time to adding the equipment at the existing facility, therefore we are able to, when the market’s up, we are quickly add the capacity. When the market’s down, we quickly put the capital expansion on hold. But for Chengdu we are building the campus, building the building, and then we put in these — the facility, the MURFI or need to be put in and then start to put in equipment. Therefore, whenever — well, therefore, after we finish this facility then we can go back to, when we put the equipment we can control by the market environment. But at this moment what — we are building the facility, the MURFI, that portion cannot slow down. And that’s a long-term project.
Steven Smigie - Raymond James & Associates — Analyst
Okay. Great.Thanks a lot, guys. Appreciate it.

Harsh Kumar - Morgan Keegan & Co., Inc. — Analyst
Good afternoon, guys. A couple of questions. Dr. Lu, is there possibility or room for operating expense control beyond what you’ve got it to which is flat from current levels? And then I have one more.
Keh-Shew Lu - Diodes, Inc. — President and CEO
Well, I don’t think — yes, that’s a possibility. But I don’t think now’s the time we are taking that. Okay. I think we could let people go and put the R&D on hold, but I don’t think now is the time to do that. We still believe short term, yes, we have a downturn now, but from middle term next year, we still go after for market gain, and we still go up to share gain. Therefore, we don’t want to cut down any R&D, okay. And for the people, the headcount, I don’t think now is the time because we’ve put the hiring freeze, but we believe we can bite the bullet and get through this downturn without reduced headcount. Other than attritions, normal attrition would take it down, that’s why we put a hiring freeze, but I don’t think I want to take any action yet because I think now is probably — I won’t know, but I think this is probably the worst. But like I said, 1Q we are not very clear, but at this moment, I don’t feel we need to do that.
Harsh Kumar - Morgan Keegan & Co., Inc. — Analyst
That’s very helpful Dr. Lu.That’s actually consistent with a couple of other companies. So let me ask you in terms of inventory, do you think this slowdown in your revenues is inventory driven more or demand driven more? And if it’s inventory driven, how much excess inventory do you think is left to be addressed?
Keh-Shew Lu - Diodes, Inc. — President and CEO
I don’t believe it’s inventory driven. I more believe it’s demand driven. It’s demand, in general, demand soft.
Harsh Kumar - Morgan Keegan & Co., Inc. — Analyst
Okay. Great. Thanks, Dr. Lu, thank you.
Suji De Silva - Thinkequity — Analyst
Hi, guys. Want to ask first on visibility, what’s the turns implied in the guidance? How well are you booked to that guidance?
Keh-Shew Lu - Diodes, Inc. — President and CEO
I’m sorry —, what —
Suji De Silva - Thinkequity — Analyst
How well are you booked to your guidance? What are the turns implied in the guidance?
Keh-Shew Lu - Diodes, Inc. — President and CEO
Mark, you want to answer this?
Mark King - Diodes, Inc. — SVP, Sales and Marketing
Yes. I think it’s pretty normal turns. Pretty normal turns rate that we’re at this point in the quarter. So when we’re making this guidance at this point, we’re looking at where we’re turning and what our expectations are.
Suji De Silva - Thinkequity — Analyst
Okay. Then for the pricing, can you talk about what the decline was, like for like, and what kind of pricing pressure are you seeing in the bookings for next quarter, as well?
Mark King - Diodes, Inc. — SVP, Sales and Marketing
We’re seeing, in the commodity product areas, we’re seeing significant amount of price decrease. I don’t think we have a specific — we don’t really give the specific quantity, but more than normal. And possibly with some of the change in demand, it’s affected the mix a bit, too. So the ASP decline looks a little greater as we chase it with some of that commodity product that’s lower priced. And yes, it’s a competitive marketplace. But we’re used to a competitive marketplace. And any time that it gets slow, you’re certainly going to see some make-up for the price decreases that did not occur over the last 4 quarters.

Suji De Silva - Thinkequity — Analyst
Okay. And then last question, you’ve held up revenue pretty well here. Can you talk about the dynamics in the lower margin business versus the higher margin business just demand wise looking ahead to the fourth quarter? Thanks.
Mark King - Diodes, Inc. — SVP, Sales and Marketing
Yes. I think that there’s — I think there’s a softness in demand that’s causing more people to react with better prices. And so, I think the general demand in that product area is the same now. We might go after certain areas that we hadn’t participated in previous quarters. So maybe that’s why that’s up for us relative to some of the other products.
Suji De Silva - Thinkequity — Analyst
Okay.Thank you.
Keh-Shew Lu - Diodes, Inc. — President and CEO
Thank you.
Gary Mobley - The Benchmark Company — Analyst
Hi. I wanted to dig down into some of Mark’s commentary about customer inventories and distributor inventories. Mark, could you help us reconcile the fact that distributor point of purchase you said was down 11% quarter-over-quarter. Distributor inventory was up 5% quarter-over-quarter and global point of sale was down 3%. You didn’t —
Mark King - Diodes, Inc. — SVP, Sales and Marketing
Yes, when you put all this together, you get some timing issues. Okay, so if you look at it, generally within the next month, some of that — that correction gets — it gets corrected in the next month following the quarter. So I think we’ve already seen some of that correction in October. So that those numbers don’t look so — so they balance better. But clearly people were expecting a better period so they built their inventories up. Now they’re cutting their — they’re not seeing the business base going into the late third — in the late third quarter and early fourth quarter as they expected. So now they’re changing their profile and cutting their inventory drastically. So I think you’ll start to see the numbers, probably you’ll see the inventory going down further in the fourth quarter, and the numbers will look different the other way in the fourth quarter.
Gary Mobley - The Benchmark Company — Analyst
Okay.
Mark King - Diodes, Inc. — SVP, Sales and Marketing
So the channel is definitely rationalizing its inventories at this point. So if there’s any inventory correction, it’s in the channel and not in the end customer.
Gary Mobley - The Benchmark Company — Analyst
Okay. And perhaps putting it in terms that most of us are familiar with, could you talk about the weeks of inventory that both your distributors and your end customers may be carrying, you know, now versus perhaps by the end of the fourth quarter.
Mark King - Diodes, Inc. — SVP, Sales and Marketing
We don’t really track our customer inventories because our customers generally do it. They expect us to deliver so they don’t carry a lot. So Diodes’ inventory is right at about 105 days. And distributor inventory — I know the Asia’s running at about 3.4 months, and probably North America and Europe is running at about 120 days. So maybe 4 months which is a little — it’s actually not that — it’s actually not that high. It’s to the old profiles, but they had gone — the industry had shifted to a little tighter inventory control and now they’re a little out of whack. They’re about — they’re a little bit out of whack, but I expect them to correct that this quarter.
Gary Mobley - The Benchmark Company — Analyst
Okay. And Rick, could you go back over your comments regarding the Eris loss in the quarter. What was the exact EPS impact for the quarter?

Rick White - Diodes, Inc. — CFO
Yes, it was $1.3 million. Basically we’re treating that as a fair value investment. So based on what the stock price does, we either take a gain or a loss on that investment. Plus, the investment was made in Taiwan dollars so we also are impacted by the exchange rate changes. And in the third quarter, the stock price went down, and the Taiwan dollar fell. It was about 50/50 of the $1.3 million for stock price versus exchange rates.
Gary Mobley - The Benchmark Company — Analyst
Okay.What was the exact EPS impact?
Keh-Shew Lu - Diodes, Inc. — President and CEO
EPS is about $0.03, right?
Rick White - Diodes, Inc. — CFO
$0.03, right.
Keh-Shew Lu - Diodes, Inc. — President and CEO
$0.03.
Gary Mobley - The Benchmark Company — Analyst
All right. Very good. Thanks, guys.
Ramesh Misra - Brigantine Advisors — Analyst
Hi, good afternoon folks. In regards to inventories, clearly you’re building die bank inventory, built a fairly large amount last quarter. Should we expect that to go down in the December quarter? Is that the peak of your inventory build, or will you continue to focus on maximizing factory utilization?
Keh-Shew Lu - Diodes, Inc. — President and CEO
You were talking about the die bank, the wafer bank inventory. We actually slow down the wafer output. Therefore, I would expect that wafer inventory should be reduced.
Ramesh Misra - Brigantine Advisors — Analyst
Okay. And what about the total inventory, Dr. Lu?
Keh-Shew Lu - Diodes, Inc. — President and CEO
Oh, the total inventory, the — I think we already see some deduction and will continue control that. But to finish good, I’m prepared for the Chinese New Year and prepare for the — you always have people that don’t come back after the Chinese New Year. And so if I have excess capacity, I’d probably — let me — yes, excess capacity, I’d probably continue to produce as long as they don’t hire the people, as long as they don’t put in excess overtime, I’d let them continue build up because prepare for short month of February, Chinese New Year shutdown, and we’re going to lose, some people don’t come back, the manpower reduction due to the attrition during the Chinese New Year. I’m prepared for those.
Ramesh Misra - Brigantine Advisors — Analyst
Okay. That actually feeds in to my next question. The employee issues that you had earlier on in the year, how well do you think, do you perceive them to be resolved, and do you expect any lingering issues?
Keh-Shew Lu - Diodes, Inc. — President and CEO
It’s already resolved. I would say by end of September, I think our productivity due to the — the new workers has already recovered. Yes. So 4Q — that’s why in my speech I said we do not want to cut down the output because we want to continue that ongoing productivity improvement. And that’s why I said if that improvement give me more capacity, just go ahead, do it and prepare for

Chinese New Year, for the short months, for all this next year. And therefore, I just go ahead. So I might have — in the first quarter, we have finished good could be higher a little bit, but I don’t want to slow down the productivity improvement.
Ramesh Misra - Brigantine Advisors — Analyst
Got it. And then just a quick follow up on the prior questions about your SG&A expenses. Clearly, revenues are coming down. So wanted to get a sense of what part of it is variable and what part is fixed. So — I’m a little perplexed that you don’t have better flexibility in reducing the marketing G&A expenses as your revenues come down.
Keh-Shew Lu - Diodes, Inc. — President and CEO
Well, let’s look at several things. Number 1, R&D. R&D, you have 2 portions, 1 is the manpower or salary which is the fixed cost. Another 1 you can thrown down is reduce the new product but I don’t want to slow down the new product development. So that portion I just keep constant. Don’t increase the people, but I don’t want to slow down new product development. Okay. For SG&A, you can reduce by reduce the people. I want to continue this design win because we have been very successful to generate the design win we need it for us to gain the market share. We have been continue gaining market share, and I think in our announcement, we already say quarter, or year-to-date, year to the end of the third quarter, we actually grew 10% from last year. So you can see we continue gaining market share and, therefore, do not slow down the design wins. So the way I’m doing now is — another variable would be the accrual for the bonus. And accrual — but I think in general people still doing a good job. It’s a market environment. It’s not because people don’t do a good job. So we still need to accrue certain amounts for the bonus.
Ramesh Misra - Brigantine Advisors — Analyst
Okay.
Keh-Shew Lu - Diodes, Inc. — President and CEO
So those portions, you just cannot or do not want — I just don’t want to reduce it. Okay, the only one I reduce right now is just encourage everybody taking a vacation. So, and those are the portion and limit traveling, that kind of things we are doing. My point is we are not at the stage we want to be a major force of reduction, work force reduction. I don’t think we are in that stage.
Ramesh Misra - Brigantine Advisors — Analyst
Okay. All right. Thanks, Dr. Lu.
Stephen Chin - UBS — Analyst
Hi, thanks for taking my question. First one is for either Mark or Dr. Lu. Just in terms of how the — I guess in your conversations with customers, I was wondering if the specific booking orders that has stabilized yet, or if that is still seen to weaken to a certain degree? That’s my first question.
Keh-Shew Lu - Diodes, Inc. — President and CEO
I think it’s stabilized. But Mark, do you want to say, comment?
Mark King - Diodes, Inc. — SVP, Sales and Marketing
Yes. I don’t think that they’re really giving very much long-term outlook. First of all, from a customer standpoint, it’s not to their advantage to make us comfortable because then we’ll be less aggressive with our price. I think that it’s pretty much stabilizing, we’re starting to see the demand. But we’re not really seeing much into — we’re not seeing much beyond this — the next 2 months, and everybody’s a little uncertain about where the demand will be around the Chinese New Year. I mean, there’s concern about product, and there’s concern about slowing people down because then people won’t be prepared for it. But there’s not a lot of visibility into that point.
Stephen Chin - UBS — Analyst
Okay. That’s very helpful. And then just kind of overlaying the comments earlier about what you’re doing with capacity utilization rates, it sounds like you’re seeing output on the back end that was steady to maintain the activity level achievements. And so just kind of depending on how you push those through, will any additional inventory build-up that you have, is that assuming that’s basically an indication of a reasonable recovery going to next year and that we don’t have a repeat of — of late 2008, early 2009, is that the right way to think about how you guys are positioning yourself?

Keh-Shew Lu — Diodes, Inc. — President and CEO
Well, let me just answer your question in the general terms. Okay. Number 1, okay — we — since we put in the hiring freeze, by natural attritions, okay, we still — we now have a capital equipment capacity more than manpower capacity. So if the market turn, we have the room for gaining more — putting more output. Number 2, since we are cutting the overtime again, we — when the market turn, we can use the overtime to make up the need. Therefore when we see — when we say we fully utilized our capacity, I’m more talking about fully utilize our manpower capacity instead of equipment capacity, and we have very limited overtime right now to reduce our cost. But when the market turn, we prepare for the market turn. And we still have the equipment capacity, the overtime we can use. So when the market turn, we are able to pick up the upside.
Stephen Chin — UBS — Analyst
Thanks. Got it. That’s very helpful, Dr. Lu. And last question is for Rick. Just on the gross margin side. Is it possible if you could put out some of the relative weighting of the factors that led to the declining gross margin, which means the higher goals cost, the mix, and also the ASPs. That would be helpful, thanks.
Rick White — Diodes, Inc. — CFO
Well, we don’t normally give that kind of information. But just in general, gold prices went up about 13% from the second quarter. And we use a lot of gold from month to month. Prices were probably the biggest impactor of the whole thing as Mark talked about the move to low margin, lower price product. That has a significant impact on GPM % because it comes off the revenue and the GPM at the same rate. So it was probably the biggest factor of the 3.
Stephen Chin — UBS — Analyst
Great.Thanks.
Tristan Gerra — Robert W. Baird & Company, Inc. — Analyst
You talked about the inventories being in the channel, not at end customers. What type of point of sale assumption are you making for Q4 sequentially that’s embedded in your guidance and would you expect channeling inventories to be back to normal level at the end of the year based on the trends that you’re seeing, or do you think that there could be a little bit more taking place in Q1?
Mark King — Diodes, Inc. — SVP, Sales and Marketing
You know, I think there could be, it could move into Q1 a little bit. But I think that we’re getting closer and closer. We’re cutting our POP targets this quarter quite a bit. And probably the actual POS — I don’t have the exact figure of what — where I expect our POS. Probably at the lower end of maybe the higher end of our guidance. I don’t — I didn’t really look at it from a POS perspective at this point. But I think I can see the trend based on our ship rates and so forth of inventory against POS improving already.
Tristan Gerra — Robert W. Baird & Company, Inc. — Analyst
Okay. That’s useful. And then what do you need to see to switch the mix back to higher end product? Because, the mix impact of the weakening demand really started to take effect for you last May, late May. Do you need to see a sustainable recovery trend, or is there any other threshold that you’re looking at in terms of moving back to mix up?
Mark King — Diodes, Inc. — SVP, Sales and Marketing
Yeah, I think it all — You want that one, Dr. Lu?
Keh-Shew Lu — Diodes, Inc. — President and CEO
Okay. I think what we see is we fully utilized our existing capacity. So we have in store capacity, and we are using that to support the higher-price mix product, and then when we have excess capacity, we call down the lower GPM to go after the commodity product. So, if that capacity there, instead of them sitting idle, well, we go out there for the product mix, go out there for the commodity. And that’s been our strategy anyway. So whenever we start to have growth in the higher GPM product, then we start to reduce number of the commodity product we sell. So it just depends on the capacity utilization.
Tristan Gerra — Robert W. Baird & Company, Inc. — Analyst
Great.That’s very useful.Thank you.

Brian Piccioni — BMO Capital Markets — Analyst
Hi. A couple of questions. You mentioned that you don’t know the Thai flood impact for Q1, fiscal 2012. Do you have confidence that your outlook for the fourth quarter has that fully baked in at this time?
Keh-Shew Lu — Diodes, Inc. — President and CEO
I think so.
Brian Piccioni — BMO Capital Markets — Analyst
Okay. Well, that was quick. Sorry?
Keh-Shew Lu — Diodes, Inc. — President and CEO
Because when this Thai flood come in or happening, they still have inventory, they have the inventory in the PC manufacturing, so basically in the 4Q, you probably don’t see that much effect from our customer point of view because they have their inventory, okay. But, after in going to the 1Q, how is the recovery? I don’t think people very clear.
Brian Piccioni — BMO Capital Markets — Analyst
Okay.
Keh-Shew Lu — Diodes, Inc. — President and CEO
Therefore in 4Q, I think we already factor in — we already see it, we already play in. And our customer is already play in.
Brian Piccioni — BMO Capital Markets — Analyst
On a follow-on base as somewhat unrelated note, but it’s been gone over earlier in the call, when I look at the gross margin outlook for the fourth quarter, given the revenue level, it’s more or less in line with — the gross margin itself is more or less in line with what you posted in the second quarter of fiscal ‘09 when revenue was considerably lower. And when you had similar revenue levels in the second quarter of fiscal ‘10, you had a much better gross profit margin. And I — I understand — I guess what I’m working towards is I’m trying to figure out for a longer term model what we could do. And I understand you can’t forecast the price of gold, but I thought that you were moving vigorously to copper and that sort of stuff so how can we think of gross margins evolving with revenue levels?
Keh-Shew Lu — Diodes, Inc. — President and CEO
Okay. Yes, we aggressively convert our copper, convert the gold product to the copper. And they have a several factors affect the conversions. Number 1, the gold price in 2Q to 3Q actually dropped faster than our conversion rate. I think Rick ought to give you the gold price, dropped significantly from 2Q to 3Q. And that is hurting us on the GPM line because our conversion rate cannot be that fast.
Number 2 is we still have — a lot of our major customers, they don’t want to change the product during the model year. So for the new product, we give them the copper, they design in with the copper product, no problem. But trying to ask them to change the current model, current product and current model who are using the gold, they are kind of resistant. Especially in this tender period when the demand is soft. We cannot force them to convert. So we kind of delayed that major customer conversion only to the new model. So from long-term, after the old models gone, when they start to ramp up the new model, they all will be in the copper. So for the long term, I think you can play in we will significantly reduce the gold product — worldwide product.
Brian Piccioni — BMO Capital Markets — Analyst
Okay. So I guess what it is, is you’ve converted the — you’ve done the process engineering but there’s still a heavy mix towards gold. And that’s going to take design cycles on behalf of your customers to alter that, basically.
Keh-Shew Lu — Diodes, Inc. — President and CEO
Yes, we do — we are already qualified, number one. We already do the PCN, Product Changing Notes, to all our customers for the for Disty, for the second tier is easier to say, well, we need to convert. But for the major customer, you need their approval to convert. And typically the major customer, which is our big volume one, they typically are very hesitant to change during the middle of the model year. Okay. And so any new design, yes, we already give them the copper and then we need to convert. So, it just takes time.

Brian Piccioni — BMO Capital Markets — Analyst
Okay, great.Thank you.
Harsh Kumar — Morgan Keegan & Co., Inc. — Analyst
Dr. Lu, A quick simple follow up on taxes. A lot of the companies that have reported sort of lower guidance have had much lower taxes. I’m wondering why yours shot up — are you just trying to make up for the tax for the year, or is there something else going on geographically in the mix?
Keh-Shew Lu — Diodes, Inc. — President and CEO
I’m going let Rick answer this.
Rick White — Diodes, Inc. — CFO
Yes, so basically what happened in the third quarter, the tax rate has been going down generally throughout the year. The issue is that you do your taxes based on a year-to-date basis. For instance, in the first quarter, you estimate your tax rate for the year, and you accrue at that level. Second quarter, you do the same thing, and you accrue for that on a year-to-date basis. The problem was that in the third quarter, the tax rate dropped, but we had already accrued the first half of the year at a higher rate. And so the third quarter dropped to 3.2% because we adjusted the accruals that we had in the first half. And then in the fourth quarter, you go back to your standard rate.
Harsh Kumar — Morgan Keegan & Co., Inc. — Analyst
You got it. Got it. Great. Thank you, guys.
Rick White — Diodes, Inc. — CFO
Okay.
Keh-Shew Lu — Diodes, Inc. — President and CEO
Thank you.
Vijay Rakesh — Sterne, Agee & Leach, Inc. — Analyst
Hi guys. Just wondering on your sales, what’s the distributing OEM and distribution and how much is selling versus sell-through?
Mark King — Diodes, Inc. — SVP, Sales and Marketing
It’s all sell-in, and it’s about 55% Disty, 45% OEM.
Vijay Rakesh — Sterne, Agee & Leach, Inc. — Analyst
Got it. And the second question was, I know Chengdu is the long-term for you, but is the headcount on Chengdu already done, or is that — you start to add headcounts onto Chengdu into Q1?
Keh-Shew Lu — Diodes, Inc. — President and CEO
For our Chengdu in Q1, we’ll finish the drawing, so the building will be done in Q1, and then we will put in the MURFI, the equipment, the power, all those in the Q2 to Q3, and we’ll probably start to do the production in the Q3 to Q4 timeframe.
Vijay Rakesh — Sterne, Agee & Leach, Inc. — Analyst
Okay, got it. Good. Thanks a lot, guys.
Joe Wittine — Longbow Research — Analyst
Thanks. Most of my questions have been answered. At this point I’ll keep it brief. First off, the Shanghai issue, the labor and yield issue that was impacting margins in the prior quarter, I think you said it had 150 BPs of improvement to come. I guess my question is, is that 150 BPs of gross margin improvement already either in the third quarter or already in the fourth quarter guidance?

Keh-Shew Lu — Diodes, Inc. — President and CEO
It’s already in the fourth quarter guidance.
Joe Wittine — Longbow Research — Analyst
Thanks.
Keh-Shew Lu — Diodes, Inc. — President and CEO
And it’s in the part of — the majority is already in the third quarter because we finish — I think the problem, we already have recover in September, okay. So even the third quarter, they already recover a lot.
Joe Wittine — Longbow Research — Analyst
Okay, thanks, Dr. Lu. As a quick follow up, Mark, in your initial prepared comments when talking about the weaker sales environment, you started off by saying there was weakness, especially in Europe and North America. I thought that was a little bit of a surprising comment given you would expect a lot of the weakness would be in Asia with you guys. So, could you clarify, was that a comment saying that the ultimate end sale of consumer electronics and computing in North America and the European markets will be weak? Or how am I misinterpreting that?
Mark King — Diodes, Inc. — SVP, Sales and Marketing
Well, to be honest with you, our numbers were down more in North America and Europe because our POP was down further. And since we’re sell-in, that affected us more in those areas.
Joe Wittine — Longbow Research — Analyst
Okay, how about the inventory cuts in those regions versus in Asia? Was it pretty similar or was it worse in the west, as well?
Mark King — Diodes, Inc. — SVP, Sales and Marketing
I think that they’re tracking base proportionally.
Joe Wittine — Longbow Research — Analyst
Okay, thanks, guys.
Operator
Ladies and gentlemen, that concludes the Q&A session. I’d now like to turn the call back over to Dr. Lu for closing remarks.
Keh-Shew Lu — Diodes, Inc. — President and CEO
Well, thank you for your participation today. Operator, you may now disconnect.
Operator
Thank you. Ladies and gentlemen, that concludes the presentation. Thank you for your participation. You may now disconnect. Have a great